UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2018

_____________________

GRAN TIERRA ENERGY INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Suite 900, 520-3 Avenue SW Calgary, Alberta, Canada T2P 0R3
(Address of Principal Executive Offices) (Zip Code)

(403) 265-3221
(Registrant’s Telephone Number, Including Area Code)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.02	Results of Operations and Financial Condition

The disclosures set forth in Item 8.01 are incorporated by reference into this Item 2.02.

Item 8.01	Other Information

Gran Tierra Energy Inc. ("Gran Tierra" or the "Company") is hereby presenting information regarding its oil and natural gas reserves at December 31, 2017 and certain operational updates regarding fourth quarter and full year 2017.

Reserves Information

Gran Tierra's 2017 reserves were independently prepared by McDaniel & Associates Consultants Ltd. ("McDaniel").

See "Glossary" for definitions of industry terms and abbreviations.

The following table sets forth Gran Tierra’s estimated reserves NAR as of December 31, 2017.

	Oil	Natural Gas	Oil and Natural Gas
Reserves Category	(Mbbl)	(MMcf)	(MBOE)
Proved
Total proved developed reserves	39,487	1,431	39,726
Total proved undeveloped reserves	19,467	653	19,576
Total proved reserves	58,954	2,084	59,302

Probable
Total probable developed reserves	13,499	307	13,550
Total probable undeveloped reserves	41,442	1,311	41,661
Total probable reserves	54,941	1,618	55,211

Possible
Total possible developed reserves	16,893	320	16,946
Total possible undeveloped reserves	40,955	1,312	41,174
Total possible reserves	57,848	1,632	58,120

The product prices that were used to determine the future gross revenue for each property reflect adjustments to the benchmark prices for gravity, quality, local conditions and/or distance from market. The average realized prices for reserves in the report are:

Oil and NGLs (USD/bbl)	$43.00
Natural Gas (USD/Mcf)	$3.67

Operations Update

The following table sets forth select estimated operational data for Gran Tierra for the year ended December 31, 2017.

	Year Ended December 31,
	2017	% Change	2016	% Change	2015
Estimated Proved Oil and Gas Reserves, NAR, at December 31 (MMBOE)	59	11	53	36	39

Estimated Probable Oil and Gas Reserves, NAR, at December 31 (MMBOE)	55	25	44	175	16

Estimated Possible Oil and Gas Reserves, NAR, at December 31 (MMBOE)	58	(9)	64	392	13

Average Daily Volumes (BOEPD)
Consolidated
Working Interest Production Before Royalties	32,105	19	27,062	16	23,401
Royalties	(5,320)	37	(3,875)	(1)	(3,912)
Production NAR	26,785	16	23,187	19	19,489
(Increase) Decrease in Inventory	(96)	(113)	767	(162)	(1,229)
Sales(1)	26,689	11	23,954	31	18,260

Colombia
Working Interest Production Before Royalties	31,426	20	26,216	15	22,794
Royalties	(5,217)	39	(3,746)	(2)	(3,822)
Production NAR	26,209	17	22,470	18	18,972
(Increase) Decrease in Inventory	(101)	(113)	771	(163)	(1,231)
Sales(1)	26,108	12	23,241	31	17,741

Operating Netback ($000s)
Oil and Gas Sales	$421,734	46	$289,269	5	$276,011
Operating Expenses	(109,869)	26	(86,925)	15	(75,565)
Transportation expenses	(25,107)	(21)	(31,776)	(21)	(40,204)
Operating Netback(2)	$286,758	68	$170,568	6	$160,242

The standardized measure of discounted future net cash flows from Gran Tierra's estimated proved oil and gas reserves is as follows:

($ thousands)
December 31, 2017
Future cash inflows	$2,570,551
Future production costs	(1,082,651)
Future development costs	(212,712)
Future asset retirement obligations	(33,796)
Future income tax expense	(146,652)
Future net cash flows	1,094,740
10% discount	(246,692)
Standardized Measure of Discounted Future Net Cash Flows	$848,048

Gran Tierra provides the following additional financial and production information as part of this update:

•	Estimated year-end 2017 net working capital deficit and debt of $272.5 million, excluding risk management assets and liabilities and investment in Sterling Resources Ltd. shares, prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP").
•	Average fourth quarter 2017 production is estimated to be 34,477 BOEPD gross WI before royalties or 28,364 BOEPD net after royalty ("NAR"). Fourth quarter 2017 WI sales volume is estimated to be 34,249 BOEPD, or 28,170 BOEPD NAR.

•	Fourth quarter 2017 operating netback(2) is estimated to be $28.61 per WI sales BOE, or $34.78 per NAR sales BOE.
•	Estimated 2017 Colombia exploration and development capital expenditures, excluding acquired properties, of $237.6 million.

(1) Sales volumes represent production NAR adjusted for inventory changes.

(2) Operating netback is a non-GAAP measure which does not have any standardized meaning prescribed under GAAP. Refer to "Non-GAAP Measures" for a description of this non-GAAP measure.

Non-GAAP Measures:

Operating netback is a non-GAAP measure which does not have any standardized meaning prescribed under GAAP. Management views this supplemental measure as a performance measure. Investors are cautioned that this measure should not be construed as an alternative to net income or loss or other measures of financial performance as determined in accordance with GAAP. Our method of calculating this measure may differ from other companies and, accordingly, may not be comparable to similar measures used by other companies. Operating netback is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Operating netback, as presented, is defined as oil and natural gas sales and operating and transportation expenses. Management believes that operating netback is a useful supplemental measure for management and investors to analyze financial performance and provides an indication of the results generated by our principal business activities prior to the consideration of other income and expenses. A reconciliation from oil and natural gas sales (GAAP) to operating netback is provided in the table below:

	Three Months Ended December 31, 2017
	(Thousands of U.S. Dollars)	($/BOE, per NA sales volume)	($/BOE, per W sales volume)
Oil and natural gas sales	$127,180	$49.07	$40.36
Operating expenses	(31,403)	(12.12)	(9.96)
Transportation expenses	(5,635)	(2.17)	(1.79)
Operating netback	$90,142	$34.78	$28.61

Unaudited Financial Information

Certain financial and operating results included in this Current Report on Form 8-K include working capital, capital expenditures, production information and operating netbacks are based on unaudited estimated results. These estimates were prepared by management and Gran Tierra’s independent auditors have not reviewed this information. These estimated results are subject to change upon completion of the Company's audited financial statements for the year ended December 31, 2017, and changes could be material. Gran Tierra anticipates filing its audited financial statements and related management's discussion and analysis for the year ended December 31, 2017 on or before February 27, 2018.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

23.1	Consent of McDaniel & Associates Consultants Ltd.
99.1	Gran Tierra Energy Inc. Reserves Assessment and Evaluation of Oil and Gas Properties Corporate Summary, effective December 31, 2017.

Forward Looking Statements and Legal Advisories:

This Current Report on Form 8-K contains opinions, forecasts, projections, guidance, plans and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such forward-looking statements include, but are not limited to, the Company’s future operations including planned operations, the exploration and development of the Company’s blocks, areas and fields, the Company’s expectations regarding certain plays, the Company’s business model and the Company’s plans, including completion and testing plans, objectives, expectations, evaluations and intentions regarding production, exploration and exploration upside and development, the Company’s projected and forecasted growth and results, expected allocation of capital and drilling including trends, infrastructure schedules and the expected timing of certain projects.

The forward-looking statements contained in this Current Report on Form 8-K reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates), rig availability, the effects of drilling down-dip, the effects of waterflood and multi-stage fracture stimulation operations, the extent and effect of delivery disruptions, and the general continuance of current or, where applicable, assumed operational, regulatory and industry conditions including in areas of potential expansion, and the ability of Gran Tierra to access capital and other resources and to execute its current business and operational plans in the manner currently planned. Gran Tierra believes the material factors, expectations and assumptions reflected in the forward-looking statements are reasonable at this time but no assurance can be given that these factors, expectations and assumptions will prove to be correct.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this Current Report on Form 8-K are the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption “Risk Factors” in Gran Tierra’s Annual Report on Form 10-K filed March 1, 2017 and its subsequent quarterly reports on Form 10-Q. These filings are available on the Web site maintained by the Securities and Exchange Commission at http://www.sec.gov and on SEDAR at www.sedar.com. Although the current guidance, capital spending program and long term strategy of Gran Tierra is based upon the current expectations of the management of Gran Tierra, should any one of a number of issues arise, Gran Tierra may find it necessary to alter its business strategy and/or capital spending program and there can be no assurance as at the date of this Current Report on Form 8-K as to how those funds may be reallocated or strategy changed and how that would impact Gran Tierra’s results of operations and financing position.

All forward-looking statements are made as of the date of this Current Report on Form 8-K and the fact that this Current Report on Form 8-K remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities laws. Gran Tierra’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Oil and Gas Disclaimer:

BOEs have been converted on the basis of 6 thousand cubic feet (“Mcf”) of natural gas to 1 bbl. BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf: 1 barrel is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In addition, given that the value ratio based on the current price of oil as compared with natural gas is significantly different from the energy equivalent of six to one, utilizing a BOE conversion ratio of 6 Mcf: 1 barrel would be misleading as an indication of value.

References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed.

Investors are urged to consider closely the disclosures and risk factors in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the other reports and filings with the SEC, available from the Company’s offices or website. These forms can also be obtained from the SEC via the internet at www.sec.gov.

Glossary of Oil and Gas Terms:

In this document, the abbreviations set forth below have the following meanings:

bbl	barrel	Mcf	thousand cubic feet
Mbbl	thousand barrels	MMcf	million cubic feet
MMbbl	million barrels	Bcf	billion cubic feet
BOE	barrels of oil equivalent	bopd	barrels of oil per day
MMBOE	million barrels of oil equivalent	NGL	natural gas liquids
BOEPD	barrels of oil equivalent per day	NAR	net after royalty

NAR sales volumes represent production NAR adjusted for inventory changes and losses. Our oil and gas reserves are reported NAR. Our production is also reported NAR, except as otherwise specifically noted as "working interest production before royalties." NGL volumes are converted to BOE on a one-to-one basis with oil. Gas volumes are converted to BOE at the rate of 6 Mcf of gas per bbl of oil, based upon the approximate relative energy content of gas and oil. The rate is not necessarily indicative of the relationship between oil and gas prices. BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf:1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.

Below are explanations of some commonly used terms in the oil and gas business and in this report.

Developed acres. The number of acres that are allocated or assignable to producing wells or wells capable of production.

Development well. A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

Dry hole. Exploratory or development well that does not produce oil or gas in commercial quantities.

Exploitation activities. The process of the recovery of fluids from reservoirs and drilling and development of oil and gas reserves.

Exploration well. An exploration well is a well drilled to find a new field or new reservoir in a field previously found to be productive of oil or gas in another reservoir. Generally, an exploratory well is any well that is not a development well, an extension well, a service well or a stratigraphic test well.

Field. An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Gross acres or gross wells. The total acres or wells in which we own a working interest.

Net acres or net wells. The sum of the fractional working interests we own in gross acres or gross wells expressed as whole numbers and fractions of whole numbers.

Possible reserves. Possible reserves are those additional reserves that are less certain to be recovered than probable reserves. The SEC provides a complete definition of possible reserves in Rule 4-10(a)(17) of Regulation S-X.

Probable reserves. Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but that, together with proved reserves, are as likely as not to be recovered. The SEC provides a complete definition of probable reserves in Rule 4-10(a)(18) of Regulation S-X.

Productive well. A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Proved developed reserves. In general, reserves that can be expected to be recovered from existing wells with existing equipment and operating methods. The SEC provides a complete definition of developed oil and gas reserves in Rule 4-10(a)(6) of Regulation S-X.

Proved reserves. Those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs and under existing economic conditions, operating methods and government regulations prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Proved undeveloped reserves. In general, reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. The SEC provides a complete definition of undeveloped oil and gas reserves in Rule 4-10(a)(31) of Regulation S-X.

Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

Undeveloped acreage. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of economic quantities of oil and gas regardless of whether such acreage contains proved reserves.

Working interest. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and a share of production and requires the owner to pay a share of the costs of drilling and production operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2018		GRAN TIERRA ENERGY INC.

	By:	/s/ Gary S. Guidry
		Name:	Gary S. Guidry
		Title:	President & Chief Executive Officer